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                                                                   Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

SUBSIDIARY                                                    JURISDICTION OF INCORPORATION
----------                                                    -----------------------------
Buckeye Florida Corporation                                   Delaware
Buckeye Foley Corporation                                     Delaware
Buckeye Florida, Limited Partnership                          Delaware
Buckeye S. A.                                                 Switzerland
Buckeye (Barbados) Ltd.                                       Barbados
BKI Holding Corporation                                       Delaware
BKI Finance Corporation                                       Tennessee
BKI Asset Management Corporation                              Delaware
Buckeye Lumberton Inc.                                        North Carolina
       Buckeye Mt. Holly LLC                                  Delaware
Buckeye Canada Inc.                                           Canada
Buckeye Technologies Ireland Ltd.                             Ireland
Merfin Systems Inc.                                           Delaware
BKI International Inc.                                        Delaware
       Buckeye France SARL                                    France
       Buckeye Iberia S.A.                                    Spain
       Buckeye Italia S.t.l.                                  Italy
       Buckeye (U.K.) Limited                                 United Kingdom
Buckeye Finland OY                                            Finland
Buckeye Holdings GmbH                                         Germany
       Buckeye Technologies GmbH                              Germany
       Buckeye Steinfurt GmbH                                 Germany